UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

FOREST LABORATORIES, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5438	47-1225595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue

New York, NY 10022-4731

(Address of Principal Executive Offices, including Zip code)

(212) 421-7850

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Mergers (as defined below), Forest Laboratories, LLC, formerly known as Forest Laboratories, Inc. (“Forest” or the “Company”) terminated its Credit Agreement (the “Existing Credit Agreement”), dated as of December 4, 2012, as amended, among the Company, the foreign subsidiary borrowers party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. There was no indebtedness outstanding under the Existing Credit Agreement immediately prior to its termination. Certain letters of credit outstanding under the Existing Credit Agreement were transferred to that certain Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of July 1, 2014, by and among Actavis plc, Warner Chilcott Limited, Actavis Capital S.à r.l., Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent thereunder.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2014, pursuant to the Agreement and Plan of Merger, dated February 17, 2014 among Forest, Actavis, Tango Merger Sub 1 LLC (“Merger Sub 1”), Tango Merger Sub 2 LLC (“Merger Sub 2”) and Tango US Holdings Inc. (the “Merger Agreement”), (a) Merger Sub 1 merged with and into the Company, with the Company being the surviving entity (the “First Merger”), and (b) immediately following the First Merger, the Company, as the surviving entity of the First Merger, merged with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”). As a result of the Mergers, the Company became a wholly owned subsidiary of Actavis.

As previously disclosed, pursuant to the Merger Agreement, each holder of a share of Company common stock issued and outstanding immediately prior to the First Merger (other than dissenting shares) had the right to elect to receive as a result of the First Merger, subject to the proration procedures set forth in the Merger Agreement either: (1) a combination of $26.04 in cash plus 0.3306 of an Actavis ordinary share (the “Standard Election Consideration”); (2) $86.81 in cash (the “Cash Election Consideration”); or (3) 0.4723 Actavis ordinary shares (the “Stock Election Consideration” and, together with the Standard Election Consideration and the Stock Election Consideration, the “Merger Consideration”). Shares of Company common stock with respect to which no election was made were deemed to elect the Standard Election Consideration. Forest stockholders who elected to receive the Stock Election Consideration were subject to proration to ensure that the total amount of cash paid and the total number of Actavis shares issued to Forest stockholders as a whole were equal to the total amount of cash and number of Actavis shares that would have been paid and issued if all Forest stockholders received the Standard Election Consideration.

The election deadline for the Merger Consideration was 5:00 pm New York time, June 27, 2014. Based on the final results of the Merger Consideration elections and the terms of the Merger Agreement:

•	holders of approximately 72.78% of the outstanding Forest common stock, or approximately 197,607,707 shares, elected to receive the Stock Election Consideration, which, after giving effect to the prorations, entitles each holder to $25.67 in cash plus 0.3326 of an Actavis ordinary share per share of Forest common stock, with fractions of an Actavis ordinary share being cashed out at $219.00 per ordinary share;

•	holders of approximately 0.44% of the outstanding Forest common stock, or approximately 1,202,340 shares, elected to receive the Cash Election Consideration, which entitles each holder to $86.81 in cash per share of Forest common stock;

•	holders of approximately 13.81% of the outstanding Forest common stock, or approximately 37,487,783 shares, elected to receive the Standard Election Consideration per share of Forest common stock, with fractions of an Actavis ordinary share being cashed out at $219.00 per ordinary share;

•	holders of approximately 12.97% of the outstanding Forest common stock, or approximately 35,228,456 shares, did not make a valid election or did not deliver a valid election form prior to the election deadline and will receive the Standard Election Consideration per share of Forest common stock with fractions of an Actavis ordinary share being cashed out at $219.00 per ordinary share.

The issuance of Actavis shares in connection with the Mergers was registered under the Securities Act of 1933, as amended, pursuant to Actavis’ registration statement on Form S-4 (File No. 333-194781) (the “Registration Statement”) filed with the SEC and declared effective May 5, 2014. The definitive joint proxy statement/prospectus of the Company and Actavis that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Mergers and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company and Actavis in the Mergers.

The foregoing description of the Merger Agreement and the Mergers is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 19, 2014, which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Mergers, the shares of Forest common stock were registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange under the symbol “FRX.” As a result of the Mergers, each of the shares of Forest common stock was cancelled and automatically converted into the right to receive the Merger Consideration. Accordingly, the NYSE has filed a Form 25 to withdraw the shares of Forest common stock from listing and terminate the registration of the shares of Forest common stock under Section 12(b) of the Exchange Act. Prior to the open of trading on the New York Stock Exchange on July 1, 2014, trading in shares of Forest common stock was suspended by the NYSE. On or about July 11, 2014, the Company expects to file a Form 15 with the SEC to terminate the registration of the shares of Forest common stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act. The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Mergers, on July 1, 2014 each Forest Common Share was cancelled and automatically converted into the right to receive the Merger Consideration. The information set forth in Item 2.01 is incorporated by reference into this Item 3.03.

At the effective time of the First Merger (the “First Effective Time”), each option to acquire Forest common stock (each, a “Company Option”) under Forest’s company equity plans, whether vested or unvested, that was outstanding immediately prior to the effective time of the First Merger was converted into a stock option to acquire Actavis ordinary shares with the same terms and conditions as were applicable to it prior to such conversion (but taking into account any changes thereto provided for in the applicable company equity plan, in any award agreement or in such Company Option, by reason of the Merger Agreement or the transactions contemplated thereby). As of the First Effective Time, each such Actavis stock option as so assumed and converted was for that number of whole shares of Actavis ordinary shares (rounded down to the nearest whole share) equal to the product of (i) the number of Forest common stock subject to such Forest stock option multiplied by (ii) the Stock Election Consideration, at an exercise price per share of Actavis ordinary stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of Forest common stock of such Forest stock option by (y) the Stock Election Consideration.

In addition, at the First Effective Time, each outstanding share of restricted stock (each, a “Company Restricted Share”) granted under Forest’s company equity plans that was not then vested was assumed by Actavis and converted into a restricted stock unit award for Actavis ordinary shares (an “Actavis RSU”). Each Actavis RSU as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the applicable Company Restricted Shares immediately prior to the First Effective Time (but taking into account any changes thereto provided for in the applicable company equity plan, in any award agreement or in such Company Restricted Shares, by reason of the Merger Agreement or the transactions contemplated thereby). As of the First Effective Time, the number of Actavis ordinary shares underlying each such Actavis RSU as so assumed and converted was equal to the product of (i) the applicable number of Company Restricted Shares multiplied by (ii) the Stock Election Consideration.

In addition, at the First Effective Time, each outstanding restricted stock unit and any associated rights to the issuance of additional Forest Common Share upon the achievement of Company performance goals (the “Company RSUs”) under any company equity plan that was not then vested was assumed by Actavis and converted into an Actavis RSU with associated rights to the issuance of additional shares of Actavis ordinary shares. Each Actavis RSU as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the applicable Company RSUs immediately prior to the First Effective Time (but taking into account any changes thereto, including any necessary changes to any issuance provisions, provided for or permitted in the applicable company equity plan, in any award agreement or in such Company RSUs, by reason of the Merger Agreement or the transactions contemplated thereby). To the extent any such Company RSUs were subject to performance vesting, the applicable Actavis RSUs corresponding to such Company RSUs were deemed to be earned based on target performance at the First Effective Time, and will otherwise remain subject to any applicable payment conditions prescribed by the terms in effect for such Company RSUs immediately prior to the First Effective Time. As of the First Effective Time, the number of Actavis ordinary shares underlying each such Actavis RSU as so assumed and converted was equal to the product of (i) the number of Forest Common Shares underlying the applicable Company RSUs multiplied by (ii) the Stock Election Consideration.

The vesting of any unvested Forest equity awards held by a Forest director whose service did not continue following the First Effective Time was accelerated as of the First Effective Time. The Forest equity awards held by any Forest director who continues as an Actavis director were converted and will continue to vest as described above; the vesting of such awards will be accelerated upon the director ceasing to provide service to Actavis.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Second Amendment to Change of Control Employment Agreement; RSU Awards

On June 30, 2014, the Compensation Committee of the Forest board of directors (the “Compensation Committee”) approved, and the Company entered into, a second amendment (a “Second Amendment”) to the Change of Control employment agreement (the “Employment Agreement”) with each of Brenton L. Saunders, the Company’s President and Chief Executive Officer, and Karen Ling, the Company’s Senior Vice President – Chief Human Resources Officer (each, a “Executive”). The Second Amendment replaces the Employment Agreement provision providing for a gross-up of any excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), with a provision that would limit change of control payments to each of the Executives to the largest amount that could be paid without triggering the excise tax imposed under Section 4999 of the Code, unless the Executive would be better off on an after-tax basis receiving all such payments.

In consideration for each of the Executives agreeing to the Second Amendment, the Compensation Committee approved a grant to each Executive of a restricted stock unit award (each, a “RSU Award”) under the Company’s 2007 Equity Incentive Plan, as amended (the “Plan”), covering 66,420 RSUs in the case of Mr. Saunders and 14,022 RSUs in the case of Ms. Ling. The RSU Awards generally will vest on the second anniversary of the grant date, subject to the Executive’s continued employment with the Company or its affiliates through such anniversary, and will have such other terms and conditions as specified in the Plan and the Company’s form of award agreement. At the First Effective Time, each RSU Award was assumed by Actavis and converted into an Actavis RSU award in accordance with the terms of the Merger Agreement and as described in Item 3.03 above.

The foregoing summary of the Second Amendments with Mr. Saunders and Ms. Ling and the RSU Awards granted to Mr. Saunders and Ms. Ling does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Second Amendment with each of Mr. Saunders and Ms. Ling, the Plan, and the Company’s form of award agreement, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto, respectively, and are incorporated by reference herein.

Board of Directors

At the First Effective Time, each named executive officer and each member of Forest’s board of directors ceased to be executive officers and directors of Forest. Following the First Effective Time, the Company became a member managed limited liability company whose sole member is Tango US Holdings Inc. (the “Sole Member”). The members of Forest’s board of directors immediately prior to the Mergers were Howard Solomon, Mr. Saunders, Christopher J. Coughlin, Dr. Lawrence S. Olanoff, MD, Gerald M. Lieberman, Kenneth E. Goodman, Lester B. Salans, MD, Nesli Basgoz, MD, Peter J. Zimetbaum, MD, Pierre Legault, and Vincent J. Intrieri.

Executive Officers

Effective on July 1, 2014, the Sole Member appointed new officers, including:

•	R. Todd Joyce as President of the Company.

•	Robert Stewart as Chief Operating Officer of the Company.

•	James D’Arecca as Chief Accounting Officer of the Company.

R. Todd Joyce, age 56, has served as Chief Financial Officer of Actavis plc since April 27, 2012. Mr. Joyce had served as Executive Vice President, Chief Financial Officer since March 2011. He had previously served as Senior Vice President, Chief Financial Officer of Actavis from October 2009 to March 2011. Mr. Joyce joined Actavis in 1997 as Corporate Controller, and was named Vice President, Corporate Controller and Treasurer in 2001. During the periods October 2006 to November 2007 and from July 2009 until his appointment as Chief Financial Officer, Mr. Joyce served as interim Principal Financial Officer of Actavis. Prior to joining Actavis, Mr. Joyce served as Vice President of Tax from 1992 to 1996 and as Vice President of Tax and Finance from 1996 until 1997 at ICN Pharmaceuticals. Prior to ICN Pharmaceuticals, Mr. Joyce served as a Certified Public Accountant with Coopers & Lybrand and Price Waterhouse. Mr. Joyce received a B.S. in Business Administration from the University of North Carolina at Chapel Hill in 1983 and a M.S. in Taxation from Golden Gate University in 1992.

Robert A. Stewart, age 46, was appointed President, Global Operations on April 27, 2012. As President, Global Operations, Mr. Stewart is responsible for managing Actavis’ Anda, Inc. distribution business, in addition to Global Operations. He had served as Executive Vice President, Global Operations, since August 2010. He joined Actavis in November 2009 as Senior Vice President, Global Operations. Prior to joining Actavis, Mr. Stewart held various positions with Abbott Laboratories, Inc. from 2002 until 2009 where he most recently served as Divisional Vice President, Global Supply Chain. From 2005 until 2008, he served as Divisional Vice President, Quality Assurance and prior to this position served as Divisional Vice President for U.S./Puerto Rico and Latin America Plant Operations as well as Director of Operations for Abbott’s Whippany plant. Prior to joining Abbott Laboratories, Inc., he worked for Knoll Pharmaceutical Company from 1995 to 2001 and Hoffman La-Roche Inc. Mr. Stewart received B.S. degrees in Business Management / Finance in 1994 from Fairleigh Dickinson University.

James C. D’Arecca, age 43, has served as Chief Accounting Officer of Actavis plc since August 7, 2013. Prior to joining Actavis, Mr. D’Arecca held a similar position at Bausch & Lomb. Prior to joining Bausch & Lomb, Mr. D’Arecca worked for Merck & Co., Inc. where he was Executive Director and Business Development Controller responsible for being the primary liaison between the Controller’s organization and the business development and corporate licensing functions. Prior to joining Merck, Mr. D’Arecca was Executive Director and Assistant Controller at Schering-Plough. Mr. D’Arecca also spent 13 years with PricewaterhouseCoopers as a Certified Public Accountant. Mr. D’Arecca received his MBA from Columbia University and his BS in Accounting from Rutgers University.

There are no family relationships between any director and executive officer of the Company. The compensation arrangements in effect for each of Messrs. Stewart, Joyce and D’Arecca were unaffected by the aforementioned appointments.

Immediately after the First Effective Time, Messrs. Saunders and Coughlin and Dr. Basgoz were elected to the board of directors of Actavis pursuant to the terms of the Merger Agreement, which provides that Actavis will take all action necessary to elect Mr. Saunders and two other Forest directors to the Actavis board of directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the effective time of the Second Merger, as contemplated by the Merger Agreement, the certificate of formation and limited liability company agreement of Merger Sub 2 became the certificate of formation and limited liability company agreement of the surviving entity. The certificate of formation and limited liability company agreement of Merger Sub 2 are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On July 1, 2014, Forest and Actavis issued a joint press release announcing the completion of the Mergers, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Formation of Tango Merger Sub 2 LLC.

3.2	Limited Liability Company Agreement of Forest Laboratories, LLC.

10.1	Second Amendment to Employment Agreement, dated June 30, 2014, between Forest and Brenton L. Saunders.

10.2	Second Amendment to Employment Agreement, dated June 30, 2014, between Forest and Karen Ling.

10.3	2007 Equity Incentive Plan of Forest Laboratories, Inc., as amended (incorporated by reference to Forest’s Current Report on Form 8-K (Commission File No. 1-5438) filed on August 21, 2013).

10.4	Form of Employee Stock Unit Agreement (Time-Based) under the 2007 Equity Incentive Plan of Forest Laboratories, Inc. (incorporated by reference to Forest’s Annual Report on Form 10-K (Commission File No. 1-5438) for the fiscal year ended March 31, 2012).

99.1	Press release issued by Forest Laboratories, Inc. and Actavis plc on July 1, 2014 announcing the completion of the Mergers.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST LABORATORIES, LLC

Date: July 2, 2014

/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Formation of Tango Merger Sub 2 LLC.

3.2	Limited Liability Company Agreement of Forest Laboratories, LLC.

10.1	Second Amendment to Employment Agreement, dated June 30, 2014, between Forest and Brenton L. Saunders.

10.2	Second Amendment to Employment Agreement, dated June 30, 2014, between Forest and Karen Ling.

10.3	2007 Equity Incentive Plan of Forest Laboratories, Inc., as amended (incorporated by reference to Forest’s Current Report on Form 8-K (Commission File No. 1-5438) filed on August 21, 2013).

10.4	Form of Employee Stock Unit Agreement (Time-Based) under the 2007 Equity Incentive Plan of Forest Laboratories, Inc. (incorporated by reference to Forest’s Annual Report on Form 10-K (Commission File No. 1-5438) for the fiscal year ended March 31, 2012).

99.1	Press release issued by Forest Laboratories, Inc. and Actavis plc on July 1, 2014 announcing the completion of the Mergers.